As filed with the Securities and Exchange Commission on December 21, 2012.

 Registration File No. 33-84374

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 2 to
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	57-0525804
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of Principal Executive Offices)	(Zip Code)

Span-America Medical Systems, Inc. 1991 Stock Option Plan
 (Full title of the plan)

James D. Ferguson, President and Chief Executive Officer
70 Commerce Center, Greenville, South Carolina 29615
(Name and address of agent for service)

(864) 288-8877
(Telephone number, including area code, of agent for service)

Copies to:
Eric K. Graben, Esq.
Wyche, P.A.
Post Office Box 728, Greenville, South Carolina 29602-0728
(864) 242-8200 (telephone) (864) 235-8900 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ____                                                                           Accelerated Filer ____
Non-Accelerated Filer   X                                                                           Smaller reporting company ____
(Do not check if a smaller reporting company)

This Post-Effective Amendment to Registration Statement No. 33-84374 shall become effectively automatically upon the date of filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

Deregistration of Securities Remaining Unsold
At Termination of the Offering

This Post-Effective Amendment No. 2 relates to the Registration Statement and Post-Effective Amendment No. 1 on Form S-8 (33-84374) filed by Span-America Medical Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Registration Statements”) which registered 260,253 shares of the Company’s common stock, no par value (the “Securities”), relating to the Span-America Medical Systems, Inc. 1991 Stock Option Plan (the “1991 Plan”). The Company has issued 208,153 Securities under these Registration Statements.

The 1991 Plan expired by its terms on November 7, 2001.  All stock options granted under the 1991 Plan that remained outstanding after expiration of the plan either were exercised on or before November 7, 2011 or expired by their terms on November 7, 2011.  In accordance with the foregoing, the Company hereby removes from registration all the Securities under the Registration Statements which remain unissued and unsold as of the date hereof.

[SIGNATURES FOLLOW ON NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on December 21, 2012.

SPAN-AMERICA MEDICAL SYSTEMS, INC.

By: /s/ Richard C. Coggins
       Richard C. Coggins, Chief Financial Officer